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FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SIRVA, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	52-2070058 (I.R.S. Employer Identification No.)
700 Oakmont Lane, Westmont, Illinois (Address of principal executive offices)	60559 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-108185 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

  Common Stock, $0.01 par value

        The description of the registrant's Common Stock is incorporated by reference to the information appearing under "Description of Capital Stock" in the registrant's prospectus which forms a part of the registrant's Registration Statement on Form S-1, filed August 25, 2003, as amended (File No. 333-108185) (the "Registration Statement").

Item 2.    Exhibits

        The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

  1.
  Restated Certificate of Incorporation of SIRVA, Inc., as filed as Exhibit 3.1 to the Registration Statement.

  2.
  Amendment to Certificate of Incorporation of SIRVA, Inc., as filed as Exhibit 3.2 to the Registration Statement.

  3.
  Form of Amended and Restated By-Laws of SIRVA, Inc., as filed as Exhibit 3.3 to the Registration Statement.

  4.
  Registration and Participation Agreement, dated as of March 30, 1998, among SIRVA, Inc., formerly known as NA Holding Corporation, and Clayton, Dubilier & Rice Fund V Limited Partnership.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2003

SIRVA, INC.
By:	/s/ BRIAN P. KELLEY Name: Brian P. Kelley Title: President and Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE